EXHIBIT 99.3

   RAMIUS CAPITAL GROUP, L.L.C.                   BARINGTON CAPITAL GROUP, L.P.
   666 THIRD AVENUE, 26TH FLOOR                   888 SEVENTH AVENUE, 17TH FLOOR
     NEW YORK, NEW YORK 10017                        NEW YORK, NEW YORK 10019

                                                     April __, 2006

____________________
____________________
____________________
____________________

Dear Mr. ___________:

      This letter sets forth our mutual agreement with respect to compensation to be paid to you for your agreement to be named and serve as a nominee of a group of investors (the "Ramius Group") led by Ramius Capital Group, L.L.C. ("Ramius") for election as a director of S1 Corporation (the "Company") at the Company's 2006 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting").

      1. CASH PAYMENT; PROFIT PARTICIPATION. In consideration of your agreement to be named and serve as nominee of the Ramius Group for election as a director of the Company at the Annual Meeting, the undersigned hereby agree to (i) pay you $5,000 in cash upon the Ramius Group submitting a letter to the Company nominating you for election as a director of the Company (with such payment to be made as soon as reasonably practicable after you have been nominated) and
            (ii) in the event the Ramius Group files a definitive proxy statement with the U.S. Securities and Exchange Commission (the "Proxy Statement") relating to a solicitation of proxies in favor of your election as a director of the Company at the Annual Meeting (the date of such filing being hereinafter referred to as the "Proxy Filing Date"), to allow you to receive a profit participation with respect to the sale by Ramius, Barington, or their respective affiliates, as the case may be, of the last $20,000 worth of shares of the Company's common stock (the "Participation Shares") beneficially owned by either Ramius or Barington to a third party unaffiliated with any member of the Ramius Group. The number of Participation Shares shall be determined by dividing $20,000 by the closing price of the Company's common stock on the Proxy Filing Date (the "Proxy Date Closing Price"). Your profit participation shall entitle you to receive a cash payment equal to the amount, if any, by which the proceeds received by Ramius, Barington, or their respective  affiliates,  as the  case  may be,  from the sale of the
            Participation Shares exceeds $20,000 in the aggregate (the "Contingent Payment"). All payments under this Paragraph 1 shall be

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            made by Ramius and  Barington pro rata based on the number of shares of common stock of the Company beneficially owned by each of them as of the date hereof. The parties agree that the payment obligations of Ramius and Barington hereunder shall be several (pro rata based on Ramius' and Barington's respective beneficial ownership of shares of the Company's common stock as of the date hereof) and not joint.

      2. RIGHTS AS A STOCKHOLDER. Your right to receive the Contingent Payment shall not entitle you to any rights as a stockholder of the Company, including, without limitation, any voting rights or disposition rights with respect to the Participation Shares.

      3. FORFEITURE OF PROFIT PARTICIPATION. The profits related to the Participation Shares will be paid to you in all circumstances upon and subject to the sale of the Participation Shares except (i) if you are not named in the Proxy Statement or if you withdraw your consent to serve as a director nominee of the Ramius Group after the filing of the Proxy Statement, (ii) if elected to the Company's Board of Directors, you voluntarily cease to serve as a director of the Company prior to the expiration of your term, (iii) if you are in breach of your obligations under the indemnification agreement between us.

      4. NON-TRANSFERABILITY. Your right to the profits related to the Participation Shares is non-transferable.

      5. ENTIRE AGREEMENT. AMENDMENT. This letter agreement contains the entire agreement between you and the undersigned and supersedes other oral and written agreements previously entered into by you and the undersigned concerning the same subject matter. This letter agreement may be modified or rescinded only with the written consent of both parties.

      6. GOVERNING LAW. The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws, and by applicable laws of the United States. The parties hereto consent to the jurisdiction of the New York State and United States courts located in New York County, New York for the resolution of any disputes hereunder and agree that venue shall be proper in any such court notwithstanding any principle of forum non conveniens and that service of process on the parties hereto in any proceeding in any such court may be effected in the manner provided herein for the giving of notices. The parties hereto waive trial by jury in respect of any such proceeding.

      7. BINDING EFFECT. This letter agreement shall bind and inure to the benefit of you and your heirs, successors and assigns. If either Ramius or Barington transfers all of the Company's common stock owned by either to an affiliate, Ramius or Barington, as the case may be, as a condition thereof, shall cause such affiliate to assume the obligations of Ramius and Barington under this letter agreement.


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      8.    COUNTERPARTS. This letter agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.


                                      RAMIUS CAPITAL GROUP, L.L.C.


                                      By: ______________________________________
                                          Name:
                                          Title:

                                      BARINGTON CAPITAL GROUP, L.P.


                                      By: ______________________________________
                                          Name;
                                          Title:

Accepted and Agreed to:


__________________________________________


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